Exhibit 3.3

OFFICE OF THE SECRETARY OF STATE

STATE OF OKLAHOMA

AMENDED
CERTIFICATE OF INCORPORATION

***WHEREAS**, the Amended Certificate of Incorporation of*

CHESAPEAKE ENERGY CORPORATION

has been filed in the office of the Secretary of State as provided by the laws of the State of Oklahoma.

***NOW THEREFORE, I**, the undersigned, Secretary of State of the State of Oklahoma, by virtue of the powers vested in me by law, do hereby issue this certificate evidencing such filing.*

***IN TESTIMONY WHEREOF, I** hereunto set my hand and cause to be affixed the Great Seal of the State of Oklahoma.*

GREAT SEAL OF THE STATE OF OKLAHOMA 1907

Filed in the city of Oklahoma City this
9th day of February, 2021.

Secretary of State

FILED - Oklahoma Secretary of State #1900575772  02/09/2021

CERTIFICATE OF ELIMINATION of SERIES B PREFERRED STOCK of CHESAPEAKE ENERGY CORPORATION Pursuant to Section 1032(G) of the Oklahoma General Corporation Act	Execution Version
Chesapeake Energy Corporation (the “Corporation”), a corporation organized and existing under the Oklahoma General Corporation Act (the “OGCA”), hereby certifies as follows:
FIRST: That pursuant to the authority expressly vested in the Board of Directors of the Corporation (the “Board of Directors”) by the Certificate of Incorporation of the Corporation, as may be amended and as effective as of the date hereof (the “Certificate of Incorporation”), the Board of Directors previously adopted resolutions creating and authorizing a series of 50,000 shares of preferred stock, par value $0.001 per share, of the Corporation designated as Series B Preferred Stock (the “Series B Preferred Stock”), subject to the Certificate of Designations of Series B Preferred Stock (the “Certificate of Designations”), as filed with the Secretary of State of the State of Oklahoma on April 23, 2020.
SECOND: That none of the authorized shares of the Series B Preferred Stock is outstanding and none will be issued by the Corporation pursuant to the Certificate of Designations.
THIRD: That pursuant to the authority conferred upon the Board of Directors pursuant to the Certificate of Incorporation, the Board of Directors duly adopted the following resolutions at a meeting duly called and held on February 9, 2021, approving the elimination of the Series B Preferred Stock:
WHEREAS, the Board previously adopted resolutions creating and authorizing a series of preferred stock designated as Series B Preferred Stock, subject to the Certificate of Designations of Series B Preferred Stock, as filed with the Secretary of State of the State of Oklahoma on April 23, 2020;
WHEREAS, none of the authorized shares of the Series B Preferred Stock is outstanding and none will be issued by the Corporation pursuant to the Certificate of Designations; and
WHEREAS, the Board has determined that it is advisable and in the best interests of the Corporation and its stockholders to eliminate the Series B Preferred Stock (the “Elimination”).
NOW, THEREFORE, BE IT RESOLVED, that the Elimination hereby is authorized, approved, and adopted in all respects; and
FURTHER RESOLVED, that each of the Chairman of the Board, Chief Executive Officer, the President, a Vice President, the Treasurer, or Secretary, in each case of the Corporation, is hereby authorized and directed, in the name and on behalf of the Corporation, to prepare, execute, and deliver to the Secretary of State of the State of Oklahoma a Certificate of Elimination as required by the OGCA in order to effect the cancellation and elimination of the Series B Preferred Stock, and any and all additional documents required to be filed therewith.
FOURTH: That, in accordance with Section 1032(G) of the OGCA, the Certificate of Incorporation, as effective immediately prior to the filing of this Certificate of Elimination, is hereby amended to eliminate all references to the Series B Preferred Stock.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned, a duly authorized officer of the Corporation, has executed and subscribed this Certificate of Elimination and does affirm the foregoing as true under the penalties of perjury on February 9, 2021.

CHESAPEAKE ENERGY CORPORATION

By:	/s/ Domenic J. Dell'Osso, Jr.
Name:	Domenic J. Dell'Osso, Jr.
Title:	Executive Vice President and Chief Financial Officer